Exhibit 99.1

Intrusion, Inc. Reports Second Quarter of Fiscal 2022 Results

New Intrusion Shield Product Development Remains on Track

PLANO, Texas, August 4, 2022 (GLOBE NEWSWIRE) -- Intrusion Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, announced today financial results for the second quarter of fiscal year 2022.

Recent Financial & Business Highlights:

•	Second quarter revenue of $2.1 million was up $0.2 million or 12% sequentially and up $0.1 million or 5% year-over-year.
•	Intrusion Shield revenue increased 69% sequentially, 139% year-over-year, and represented approximately 16% of total revenue in the quarter.
•	New product development remains on track with the Shield cloud product and end-point solution reaching demo capabilities in the second quarter.
•	The Company improved its financial flexibility with the closing of an additional $5.4 million in unsecured notes on June 29, 2022.

“We are pleased with the positive momentum in the quarter as we near the general availability of our new and innovative products, and we continue to realize the benefits of our revamped strategic channel relationships,” said Tony Scott, CEO of Intrusion. “Across various industries, companies are looking to leverage our advanced, threat-hunting capabilities, resulting in both new business wins and a robust sales pipeline for Intrusion. We continue to get positive and insightful feedback from our beta users, we’re converting leads into customers, building further relationships with channel partners, and preparing for the upcoming launch of our new, high-growth products.”

“The cybersecurity landscape remains dynamic, with zero-day and ransomware protection being top of mind for executives of large enterprises. We remain encouraged by how the demand backdrop for our solutions continues to grow, specifically in the market subsegments we serve. We have outlined and started to execute along our multi-year product roadmap in support of the growing future demand, with several planned near-term releases. With over 25 years of IP reputational behavior, which includes a database of over 8.5 billion domain names and IP addresses, our products are tested and proven to provide a critical layer of protection to organizations’ zero trust architecture. The actions we are taking today are laying the foundation for sustained, profitable growth over the long term.”

Second Quarter Financial Results

Revenue for the second quarter of 2022 was $2.1 million, an increase of $0.2 million sequentially and $0.1 million compared with the second quarter of the prior year.

The gross profit margin was 67.6% for the second quarter of 2022, compared to 62.6% for the second quarter of 2021.

Operating expenses in the second quarter of 2022 were $5.4 million, a decrease from $6.9 million in the comparable quarter of last year.

The net loss for the second quarter of 2022 was $4.1 million, or ($0.21) per share, compared to a loss of $5.0 million, or ($0.28) per share for the second quarter of 2021.

As of June 30, 2022, cash and cash equivalents were $7.0 million, up from $4.1 million the prior quarter.

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Conference Call

Intrusion’s management will host a conference call today at 4:00 P.M., CST. Interested investors can access the live call by dialing 1-888-330-2041, or 1-646-960-0151 for international callers, and providing the following access code: 6774917. The call will also be webcast live LINK. For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. CST until August 11, 2022, by dialing 1-800-770-2030, or 1-647-362-9199 for international callers, and entering the following access code: 6774917. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion, Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working exclusively with government entities, the company released its first commercial product in 2021. Intrusion Shield is designed to allow businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known malicious or unknown connections from both entering or exiting a network to help protect against Zero-Day and ransomware attacks. Incorporating Intrusion Shield into a network can elevate an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitation, our expectations for positive results from our recent sales, marketing, and strategic initiatives, which statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties, including the risks that our recent sales, marketing, and strategic efforst will not result in increased product awareness or sales of our Intrusion Shield. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, the risk that this financing fails to provide the needed capital for the Company to execute its current business strategies, the Company does not achieve the anticipated results from its current sales, marketing, operational, and product development initiatives, as well as risks that we have detailed in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

IR Contact

Alpha IR Group

Mike Cummings or Sam Cohen

INTZ@alpha-ir.com

Source: Intrusion, Inc.

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INTRUSION INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	June 30,	June 30,
	2022	2021
Revenue	$2,058	$1,960
Cost of revenue	667	733

Gross profit	1,391	1,227

Operating expenses:
Sales and marketing	1,817	3,652
Research and development	1,486	1,530
General and administrative	2,049	1,696

Operating loss	(3,961)	(5,651)

Interest and other income	1	66
Interest expense	(525)	(1)
Gain on the extinguishment of debt	–	635
Gain on lease termination	420	–
Net loss attributable to common stockholders	$(4,065)	$(4,951)

Net loss per share attributable to common stockholders:
Basic	$(0.21)	$(0.28)
Diluted	$(0.21)	$(0.28)

Weighted average common shares outstanding:
Basic	19,372	17,620
Diluted	19,372	17,620

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INTRUSION INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	June 30, December 31,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$7,018	$4,100
Accounts receivable	1,289	1,034
Prepaid expenses	784	356
Total current assets	9,091	5,490
Non-Current Assets:
Property and Equipment:
Equipment	2,643	2,517
Capitalized software development	350	–
Furniture and fixtures	43	43
Leasehold improvements	67	67
Property and equipment, gross	3,103	2,627
Accumulated depreciation and amortization	(1,850)	(1,567)
Property and equipment, net	1,253	1,060
Finance leases, right-of-use assets, net	1,377	1,709
Operating leases, right-of-use assets, net	658	808
Other assets	163	166
Total non-current assets	3,451	3,743
TOTAL ASSETS	$12,542	$9,233

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable, trade	$521	$718
Accrued expenses	872	534
Finance lease liabilities, current portion	650	644
Operating lease liabilities, current portion	311	935
Note payable, current portion	6,796	–
Deferred revenue	1,314	560
Total current liabilities	10,464	3,391

Non-Current Liabilities:
Note payable, noncurrent portion	2,934	–
Finance lease liabilities, noncurrent portion	626	673
Operating lease liabilities, noncurrent portion	372	1,250
Total non-current liabilities	3,932	1,923

Stockholders’ equity:
Common stock $0.01 par value:
Authorized shares – 80,000; Issued shares – 19,745 in 2022 and 19,135 in 2021
Outstanding shares – 19,735 in 2022 and 19,125 in 2021	197	191
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	86,570	84,230
Accumulated deficit	(88,216)	(80,097)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ equity	(1,854)	3,919
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,542	$9,233

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